Exhibit 10.1
CVR PARTNERS, LP
LONG-TERM INCENTIVE PLAN
     1. Purpose.
          The CVR Partners, LP Long-Term Incentive Plan has been adopted by CVR GP, LLC, a Delaware limited liability company (the “General Partner”), the general partner of CVR Partners, LP, a Delaware limited partnership (the “Partnership”), and is intended to strengthen the Partnership by providing an incentive to its and its Subsidiaries’ and Parents’ employees, officers, consultants and directors, thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Partnership and its Subsidiaries and Parents an added incentive for high levels of performance and unusual efforts through the grant of awards in respect of Units.
     2. Definitions.
          For purposes of the Plan:
          2.1 “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Partnership.
          2.2 “Agreement” means a written or electronic agreement between the Partnership and a Participant evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.
          2.3 “Award” means a grant of a Restricted Unit, Phantom Unit, Unit Appreciation Right, Distribution Equivalent Right, or Other Unit-Based Award or any or all of them.
          2.4 “Beneficiary” means an individual designated as a Beneficiary pursuant to Section 18.4.
          2.5 “Board” means the Board of Directors of the General Partner.
          2.6 “Cause” means, with respect to the termination of a Participant’s employment or services by the Partnership or any Subsidiary or Parent of the Partnership that employs such individual or to which the Participant performs services (or by the Partnership on behalf of any such Subsidiary or Parent), such Participant’s (i) refusal or neglect to perform substantially his or her employment-related duties or services, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Partnership or its Subsidiaries or Parents which in no way adversely affects the Partnership or any of its Subsidiaries or Parents or any of their reputation, or the ability of the Participant to perform his or her employment-related duties or services or to represent the Partnership or any Subsidiary or Parent of the Partnership

that employs such Participant or to which the Participant performs services), (iv) failure to reasonably cooperate, following a request to do so by the Partnership, in any internal or governmental investigation of the Partnership or any of its Subsidiaries or Parents or (v) material breach of any written covenant or agreement with the Partnership or any of its Subsidiaries or Parents not to disclose any information pertaining to the Partnership or such Subsidiary or Parent or not to compete or interfere with the Partnership or such Subsidiary or Parent; provided that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Partnership or any Subsidiary or Parent of the Partnership, “Cause” shall have the meaning, if any, specified in such agreement.
          2.7 “Change in Capitalization” means any increase or reduction in the number of Units, any change (including, but not limited to, in the case of a spin-off, or other distribution in respect of Units, a change in value) in the Units or any exchange of Units for a different number or kind of units or other securities of the Partnership or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock distribution, stock split or reverse stock split, cash distribution, property distribution, combination or exchange of units, repurchase of units, change in corporate structure or otherwise.
          2.8 “Change in Control” means the occurrence of any of the following: (a) CVR Energy and its wholly owned Subsidiaries ceasing to own, beneficially and of record, outstanding equity interests in the General Partner representing more than 50% of each of the aggregate ordinary voting power (or, if the General Partner shall be a partnership, of the general partner interests) and the aggregate equity value represented by the issued and outstanding equity interests in the General Partner; (b) the failure by the General Partner to be the sole general partner of and to own, beneficially and of record, 100% of the general partner interests in the Partnership; or (c) CVR Energy and its wholly owned Subsidiaries ceasing to own, beneficially and of record, equity interests in the Partnership representing at least 25% of the aggregate equity value represented by the issued and outstanding equity interests in the Partnership.
          2.9 “Code” means the Internal Revenue Code of 1986, as amended.
          2.10 “Committee” means the Committee which administers the Plan as provided in Section 3.
          2.11 “Director” means a member of the Board.
          2.12 “Disability” means a Participant’s inability, due to physical or mental ill health, to perform the essential functions of the Participant’s job, with or without a reasonable accommodation, for 180 days during any 365 day period irrespective of whether such days are consecutive; provided that, in the case of any Participant who is a party to an effective services, severance or employment agreement with the Partnership or any of its Subsidiaries or Parents, the meaning for “Disability” will have the meaning (if any) specified in such agreement.

          2.13 “Division” means any of the operating units or divisions of the Partnership designated as a Division by the Committee.
          2.14 “Distribution Equivalent Right” means a right to receive cash, Units or other property based on the value of distributions that are paid with respect to Units.
          2.15 “Effective Date” means the date of approval of the Plan by the Partnership’s Board pursuant to Section 18.5.
          2.16 “Eligible Individual” means any of the following individuals: (a) any Director, officer or employee of the Partnership or any Subsidiary or Parent of the Partnership, (b) any individual to whom the Partnership or any Subsidiary or Parent of the Partnership has extended a formal, written offer of employment, and (c) any consultant or advisor of the Partnership or any Subsidiary or Parent of the Partnership.
          2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          2.18 “Fair Market Value” on any date means:
               (a) if the Units are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Units on such date on the New York Stock Exchange, or if there has been no such closing price of the Units on such date, on the next preceding date on which there was such a closing price;
               (b) if the Units are not listed for trading on the New York Stock Exchange, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Units on such date on such exchange, or if there has been no such closing price of the Units on such date, on the next preceding date on which there was such a closing price;
               (c ) if the Units are not listed on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Units on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such price shall have been quoted for such date, on the next preceding date for which such price was so quoted; or
               (d) if the Units are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the Units as determined in good faith by the Committee.
          2.19 “Full Value Award” means a grant of a Restricted Unit, Phantom Unit, Other Unit-Based Award or any or all of them.
          2.20 “General Partner” has the meaning set forth in Section 1.

          2.21 “Good Reason” means with respect to any Participant who is a party to an effective services, severance or employment agreement with the Partnership or any of its Affiliates, the meaning for “Good Reason” specified in such agreement.
          2.22 “Initial Public Offering” means the consummation of the first public offering of Units pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.
          2.23 “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
          2.24 “Option” means an award granted pursuant to Section 5.
          2.25 “Other Unit-Based Award” means awards granted pursuant to Section 9.
          2.26 “Parent” of a specified person means an affiliate controlling such person directly, or indirectly through one or more intermediaries.
          2.27 “Participant” means a person to whom an Award or Option has been granted under the Plan.
          2.28 “Partnership” has the meaning set forth in Section 1.
          2.29 “Phantom Units” means rights granted to an Eligible Individual under Section 8 representing a number of hypothetical Units.
          2.30 “Plan” means this CVR Partners, LP Long-Term Incentive Plan, as amended from time to time.
          2.31 “Restricted Units” means Units issued or transferred to an Eligible Individual pursuant to Section 8.
          2.32 “Retirement” means a Participant’s termination or resignation of employment with the Partnership or any of its Affiliates for any reason (other than for Cause or by reason of the Participant’s death) following the date the Participant attains age 65; provided that, in the case of any Participant who is a party to an effective services, severance or employment agreement with the Partnership or any of its Affiliates, the meaning of “Retirement” will have the meaning (if any) specified in such agreement.
          2.33 “Subsidiary” means (a) any entity, whether or not incorporated, in which the Partnership directly or indirectly owns at least 50% or more of the outstanding equity or other ownership interests, and (b) any Affiliate controlled by the Partnership, directly or indirectly, through one or more intermediaries.
          2.34 “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 14 hereof.

          2.35 “Unit Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Units as provided in Section 6 hereof.
          2.36 “Units” means common units representing limited partnership interests in the Partnership and any other securities into which such Units are changed or for which such units are exchanged.
     3. Administration.
          3.1 Committees; Procedure. The Plan shall be administered by a Committee which, until the Board appoints a different Committee, shall be the Compensation Committee of the Board. The Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. The Committee shall consist of at least two (2) Directors and may consist of the entire Board; provided, however, that if the Committee consists of less than the entire Board, then, with respect to any Option or Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors, each of whom shall be a Non-Employee Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.
          3.2 Board Reservation and Delegation. The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder and may consist of one or more Directors who may, but need not be officers or employees of the Partnership. To the extent the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.
          3.3 Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:
               (a) select those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Unit, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;
               (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Units or amount of cash in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

               (c) construe and interpret the Plan and the Options and Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;
               (d) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;
               (e) cancel, with the consent of the Participant, outstanding Awards and Options;
               (f) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
               (g) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Partnership with respect to the Plan.
          All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Partnership, its Subsidiaries and Parents, the Participants and all other persons having any interest therein.
          3.4 Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Options and Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
          3.5 Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Partnership hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
          3.6 No Repricing of Options or Unit Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a stock distribution, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Unit Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means.

     4. Units Subject to the Plan; Grant Limitations.
          4.1 Aggregate Number of Units Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Units to be issued under the Plan may be, in whole or in part, newly issued Units or issued Units which shall have been reacquired by the Partnership. The aggregate number of Units that may be issued to Participants under the Plan shall not exceed 5,000,000. Any Units delivered pursuant to an Award or an Option shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
          4.2 Calculating Units Available.
               (a) Upon the granting of an Award or an Option, the number of Units available under this Section 4 for the granting of further Awards and Options shall be reduced as follows:
                    (i) In connection with the granting of an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, or Other Unit-Based Award, the number of Units available under this Section 4 for the granting of further Options and Awards shall be reduced by the number of Units in respect of which the Option or Award is granted or denominated.
                    (ii) In connection with the granting of a Distribution Equivalent Right, the number of Units available under this Section 4 shall not be reduced; provided, however, that if Units are issued in settlement of a Distribution Equivalent Right, the number of Units available for the granting of further Options and Awards under this Section 4 shall be reduced by the number of Units so issued.
               (b) Notwithstanding Section 4.2(a), in the event that an Award is granted that, pursuant to the terms of the Agreement, cannot be settled in Units, the aggregate number of Units that may be made the subject of Awards or Options granted under the Plan shall not be reduced. Whenever any outstanding Option or Award or portion thereof expires, is canceled, is forfeited, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the number of Units previously allocable to the expired, forfeited canceled, settled or otherwise terminated portion of the Option or Award shall again be available for the granting of Options or Awards under the Plan.
               (c) Notwithstanding anything in this Section 4.2 to the contrary, (i) Units tendered as full or partial payment of the Option Price shall not increase the number of Units available under this Section 4, (ii) Units tendered as settlement of tax withholding obligations shall not increase the number of Units available under this Section 4, and (iii) Units repurchased by the Partnership using proceeds from the exercise of Options shall not be available for issuance under the Plan.

     5. Options.
          5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individual shall be set forth in an Agreement.
          5.2 Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Units under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Unit under each Option shall not be less than the greater of (i) the par value of a Unit and (ii) 100% of the Fair Market Value of a Unit on the date the Option is granted.
          5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the earlier of the maximum term of the option and the 10th anniversary of grant.
          5.4 Vesting. The Committee shall determine the time or times at which an Option shall become vested and exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
          5.5 Transferability. Except as otherwise provided in this Section 5.5, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing an Option at the time of grant or thereafter, that the Option, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of an Option pursuant to this Section 5.5 shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 18.2, or the terms of any Agreement, neither the Partnership nor any of its Subsidiaries or Parents shall withhold any amount attributable to the Participant’s tax liability from any payment of cash or Units to a transferee or transferee’s Beneficiary under this Section 5.5, but may require the payment of an amount equal to the Partnership’s or any of its Subsidiaries’ or Parents’ withholding tax obligation as a condition to exercise or as a condition to the release of cash or Units upon exercise or upon transfer of the option.
          5.6 Method of Exercise. The exercise of an Option shall be made only by giving written notice delivered in person or by mail to the person designated by the Partnership, specifying the number of Units to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Units purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Partnership of Units that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. Any Units transferred to the Partnership as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option to the Partnership, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant. No fractional Units (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Units that may be purchased upon exercise shall be rounded to the nearest number of whole Units.
          5.7 Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Units subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Partnership shall have issued and delivered Units (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant, and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a unitholder of record on the books of the Partnership. Thereupon, the Participant shall have full voting, distribution and other ownership rights with respect to such Units, subject to such terms and conditions as may be set forth in the applicable Agreement.
          5.8 Effect of Change in Control. The effect of a Change in Control on an Option may be set forth in the applicable Agreement.

     6. Unit Appreciation Rights.
          6.1 Grant. The Committee may in its discretion, grant Unit Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement.
          6.2 Terms; Duration. Unit Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided that unless the Committee provides otherwise, a Unit Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Unit Appreciation Right is granted.
          6.3 Amount Payable. Upon exercise of a Unit Appreciation Right, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Unit on the last business day preceding the date of exercise of such Unit Appreciation Right over the Fair Market Value of a Unit on the date the Unit Appreciation Right was granted, by (ii) the number of Units as to which the Unit Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Unit Appreciation Right by including such a limit in the Agreement evidencing the Unit Appreciation Right at the time it is granted.
          6.4 Transferability. (i) Except as otherwise provided in this Section 6.4, no Unit Appreciation Right shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and a Unit Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing a Unit Appreciation Right at the time of grant or thereafter, that the Award, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of a Unit Appreciation Right pursuant to this Section 6.4 shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. Notwithstanding Section 18.2, or the terms of any Agreement, neither the Partnership nor any of its Subsidiaries or Parents shall withhold any amount attributable to the Participant’s tax liability from any payment of cash or Units to a transferee or transferee’s Beneficiary under this Section 6.4, but may require the payment of an amount equal to the Partnership’s or any of its Subsidiaries’ or Parents’ withholding tax obligation as a condition to exercise or as a condition to the release of cash or Units upon exercise or upon transfer of the Unit Appreciation Right.

          6.5 Method of Exercise. Unit Appreciation Rights shall be exercised by a Participant only by giving written notice delivered in person or by mail to the person designated by the Partnership, specifying the number of Units with respect to which the Unit Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Unit Appreciation Right being exercised and the Agreement evidencing any related Option to the Partnership, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.
          6.6 Form of Payment. Payment of the amount determined under Section 6.3 may be made in the discretion of the Committee solely in whole Units in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Unit Appreciation Right, or solely in cash, or in a combination of cash and Units. If the Committee decides to make full payment in Units and the amount payable results in a fractional Unit, payment for the fractional Unit will be made in cash.
          6.7 Effect of Change in Control. The effect of a Change in Control on a Unit Appreciation Right may be set forth in the applicable Agreement.
     7. Distribution Equivalent Rights.
          The Committee may in its discretion, grant Distribution Equivalent Rights either in tandem with an Option or Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Distribution Equivalent Right shall be specified in the Agreement under which the Distribution Equivalent Right is granted. Amounts payable in respect of Distribution Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Distribution Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Distribution Equivalent Rights relate; provided, that Distribution Equivalent Rights may not contain payment or other terms that could adversely affect the Option or Award to which it relates under Section 409A of the Code or otherwise. In the event that the amount payable in respect of Distribution Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Units or deemed (notionally) to be reinvested in Units. If amounts payable in respect of Distribution Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Distribution Equivalent Rights may be settled in cash or Units or a combination thereof, in a single installment or multiple installments, as determined by the Committee.
     8. Restricted Units; Phantom Units.
          8.1 Restricted Units. The Committee may grant to Eligible Individuals Awards of Restricted Units, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Unit certificates. Awards of Restricted Units shall be subject to the terms and provisions set forth below in this Section 8.1.

               (a) Rights of Participant. Restricted Units granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Units. At the discretion of the Committee, Units issued in connection with an Award of Restricted Units shall be deposited together with the stock powers with an escrow agent (which may be the Partnership) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Units to the escrow agent, the Participant shall have all of the rights of a unitholder with respect to such Units, including the right to vote the Units and to receive all distributions paid or made with respect to the Units.
               (b) Non-transferability. Until all restrictions upon Restricted Units awarded to a Participant shall have lapsed in the manner set forth in Section 8.1(c), such Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
               (c) Lapse of Restrictions.
                    (i) Generally. Restrictions upon Restricted Units awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.
                    (ii) Effect of Change in Control. The effect of a Change in Control on an Awards of Restricted Units may be set forth in the applicable Agreement.
               (d) Treatment of Distributions. At the time an Award of Restricted Units is granted, the Committee may, in its discretion, determine that the payment to the Participant of distributions, or a specified portion thereof, made in respect of such Units by the Partnership shall be (i) deferred until the lapsing of the restrictions imposed upon such Units and (ii) held by the Partnership for the account of the Participant until such time. In the event that distributions are to be deferred, the Committee shall determine whether such distributions are to be reinvested in Units (which shall be held as additional Restricted Units) or held in cash. If deferred distributions are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred distributions in respect of Restricted Units (whether held in cash or as additional Restricted Units), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Units in respect of which the deferred distributions were made, and any distributions deferred (together with any interest accrued thereon) in respect of any Restricted Units shall be forfeited upon the forfeiture of such Units.

               (e) Delivery of Units. Upon the lapse of the restrictions on Restricted Units, the Committee shall cause a unit certificate or other evidence of issuance of Units to be delivered to the Participant with respect to such Restricted Units, free of all restrictions hereunder.
          8.2 Phantom Unit Awards. The Committee may grant to Eligible Individuals Phantom Units, which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Phantom Units shall be subject to the terms and provisions set forth below in this Section 8.2.
               (a) Payment of Awards. Each Phantom Unit shall represent the right of the Participant to receive a payment upon vesting of the Phantom Unit or on any later date specified by the Committee equal to the Fair Market Value of a Unit as of the date the Phantom Unit was granted, the vesting date or such other date as determined by the Committee at the time the Phantom Unit was granted. The Committee may, at the time a Phantom Unit is granted, provide a limitation on the amount payable in respect of each Phantom Unit. The Committee may provide for the settlement of Phantom Units in cash or with Units having a Fair Market Value equal to the payment to which the Participant has become entitled.
               (b) Effect of Change in Control. The effect of a Change in Control on an Award of Phantom Units shall be set forth in the applicable Agreement.
     9. Other Unit-Based Awards.
          The Committee may grant Other Unit-Based Awards to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Other Unit-Based Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Partnership.
     10. Effect of a Termination of Employment.
          The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon (a) a termination or change in the status of the employment of the Participant by the Partnership, a Subsidiary or Parent of the Partnership, or a Division (including a termination or change by reason of the sale of any Subsidiary or Parent of the Partnership, or a Division), or (b) in the case of a Director, the cessation of the Director’s service on the Board, which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.
     11. Adjustment Upon Changes in Capitalization.
          11.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of Units or other stock or securities with respect to which Options or Awards may be granted under the Plan and (b) the number and class of Units or other stock or securities, cash or other property which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefore, if applicable.

          11.2 If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different units or securities of the Partnership or any other corporation, such new, additional or different securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Units subject to the Award or Option, as the case may be, prior to such Change in Capitalization.
     12. Effect of Certain Transactions.
          Subject to the terms of an Agreement, following (a) the liquidation or dissolution of the Partnership or (b) a merger or consolidation of the Partnership (a “Transaction”), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Unit subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Unit was entitled to receive in the Transaction in respect of a Unit; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Awards pursuant to clause (i) of this Section 12 in connection with a Transaction may include the cancellation of outstanding Options and Awards upon consummation of the Transaction provided either (x) the holders of affected Options have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options (whether or not they were otherwise exercisable) or (y) the holders of affected Options and Awards are paid (in cash or cash equivalents) the following amounts: (A) in respect of each Unit underlying Options being cancelled, an amount equal to the excess, if any, of the per unit price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option; and (B) in respect of each Unit covered by Awards being cancelled, an amount equal to the per unit price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion). For avoidance of doubt, the cancellation of Options and Awards pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement, and if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Award may be cancelled without any payment therefor. The treatment of any Option or Award as provided in this Section 12 shall be conclusively presumed to be appropriate for purposes of Section 11.

     13. Interpretation.
          13.1 Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
          13.2 Compliance With Section 409A. All Options and Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Option or Award) to cause the Plan or any Option or Award granted hereunder to comply with Section 409A and any guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.
     14. Termination and Amendment of the Plan or Modification of Options and Awards.
          14.1 Plan Amendment or Termination. The Board may at any time terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
               (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Units which he or she may have acquired through or as a result of the Plan; and
               (b) to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the unitholders of the Partnership in accordance with applicable law, regulation or exchange requirement.
          14.2 Modification of Options and Awards. No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Participant.
     15. Non-Exclusivity of the Plan.
          The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     16. Limitation of Liability.
          As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
               (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;
               (b) give any person any rights whatsoever with respect to Units except as specifically provided in the Plan;
               (c) limit in any way the right of the Partnership or any of its Subsidiaries or Parents to terminate the employment of any person at any time; or
               (d) be evidence of any agreement or understanding, express or implied, that the Partnership will employ any person at any particular rate of compensation or for any particular period of time.
     17. Regulations and Other Approvals; Governing Law.
          17.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
          17.2 The obligation of the Partnership to sell or deliver Units with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
          17.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.
          17.4 Each grant of an Option and Award and the issuance of Units or other settlement of the Option or Award is subject to the compliance with all applicable federal, state or foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Units issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Units, no Options or Awards shall be or shall be deemed to be granted or payment made or Units issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Units in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.
          17.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Units acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Units shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Units pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Units, to represent and warrant to the Partnership in writing that the Units acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Units shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
     18. Miscellaneous.
          18.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or subject to Section 3.6, in substitution for, one or more Options or Awards previously granted to that Eligible Individual.
          18.2 Withholding of Taxes.
               (a) The Partnership and its Subsidiaries and Parents may withhold from any payment of cash or Units to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan. The Partnership and its Subsidiaries and Parents shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Partnership or any Subsidiary or Parent of the Partnership to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award or Option. If specified in an Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Option or Award, elect to (i) make a cash payment to the Partnership, (ii) have withheld a portion of the Units then issuable to him or her, or (iii) surrender Units owned by the Participant prior to the exercise, vesting or other settlement of an Option or Award, in each case having an aggregate Fair Market Value equal to the withholding taxes.

          18.3 Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Units to the extent required by law to meet the requirements of the Plan, the Partnership shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award or Option granted under the Plan.
          18.4 Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Partnership, and will be effective only when filed by the Participant in writing with the Partnership during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
          18.5 Effective Date/Term. The effective date of the Plan shall be the date of its approval by the Board (the “Effective Date”). The Plan shall terminate on the Termination Date. No Option or Award shall be granted after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Options and Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Options and Awards.